                                                                   Exhibit 10.3

                               AMENDMENT NO. 1(a)
                                       TO
                           MASTER REPURCHASE AGREEMENT


         This Amendment No. 1(a) (this "Amendment No. 1") to that certain Master Repurchase Agreement (the "Agreement"), dated as of March 24, 1998, by and between NationsBanc Mortgage Capital Corporation ("Buyer"), Metropolitan Mortgage & Securities Co., Inc. and its subsidiary, Metwest Mortgage Services, Inc., (each, and jointly and severally, "Seller") is entered into as of this 8th day of October, 1998.

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, promise and covenant as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS. Defined terms used herein, unless otherwise defined herein, have the same meaning ascribed to them in the Agreement.

                                   ARTICLE II
                             AMENDMENT OF SECTION 9

         Section 9 (b)(v) of the Agreement is hereby amended in its entirety to read as follows:

                  "v) The then aggregate outstanding Purchase Price, when added to Purchase Price for the requested Transaction, shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000). Seller agrees that the Market Value used in determining such portion of the outstanding aggregate Purchase Price is at Buyer's sole discretion."

                                   ARTICLE III
                             AMENDMENT OF SECTION 18

         Section 18 (s) of the Agreement is hereby amended in its entirety to read as follows:

                  "s) Metropolitan Mortgage & Securities Co., Inc. shall fail to maintain (A) GAAP net worth (any calculation of which shall treat any outstanding trust preferred stock as equity) of at least $45,000,000,
         (B) a ratio of Indebtedness to GAAP net worth of 24:1 or less, or (C) at least $40,000,000 of liquid assets (cash, cash equivalents or market value of U.S. Treasury Securities)."

                                   ARTICLE IV
                             AMENDMENT OF SECTION 29

         Section 29 of the Agreement is hereby amended in its entirety to read as follows:

"29.     TERMINATION

         a) This Agreement shall remain in effect until the earlier of (i) the Termination Date and (ii) the occurrence of a Default. However, no such termination shall affect Seller's outstanding obligations to Buyer at the time of such termination. Seller's obligations to indemnify Buyer and Agent pursuant to this Agreement shall survive the termination hereof.

         b) Agent shall be entitled to a break-up fee equal to 0.3125% of the highest aggregate principal balance of the Purchased Securities on any day during the period from the last securitization ("Securitization") underwritten by Buyer's affiliate to the date of such termination (the "Break-up Fee") that are repurchased by Seller and neither immediately resold to Agent in a Transaction nor sold to, or underwritten (as sole manager) by, such affiliate of Agent (as mortgage-backed securities) in a Securitization; provided however that such a Break-up Fee shall not apply to:

                  (i) any Purchased Security which is not resold in a Transaction because, as determined by Agent, it is not an Eligible Mortgage Loan as that term is defined in the Custody Agreement;

                  (ii) any Purchased Security which is not resold in a Transaction or sold to Agent in a Securitization because it fails to meet, as determined by Agent, the representations and warranties relating to a Securitization or fails to meet, as determined by Agent, the selection criteria for such Securitization; or

                  (iii) any Purchased Security (x) which has been paid in full or (y) to the extent of the amounts of any principal reductions relating to such Purchased Security.

         The Break-up Fee is earned and payable on the earlier of (i) a sale or Securitization of the Purchased Securities by Seller (other than a Securitization sole managed by Buyer's affiliate) and (ii) June 30, 1999.

                                    ARTICLE V
                                  MISCELLANEOUS


         SECTION 5.1 AGREEMENT. The other agreements, representations, warranties, terms and conditions contained in the Agreement shall continue in full force and effect.

         SECTION 5.2. TERMS OF THIS AGREEMENT. This Amendment No. 1 shall have the same term of, and shall expire at the same time as, the Agreement.

         SECTION 5.3. AMENDMENTS AND WAIVERS. This Amendment No. 1 may not be amended, modified, terminated or any provision thereof waived without the written agreement of the parties hereto.

         SECTION 5.4. SEVERABILITY; APPLICABLE LAW. In case any provision in or obligation under this Amendment No. 1 shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligation, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

METROPOLITAN MORTGAGE & SECURITIES, CO., INC.


By:      /s/ C. Paul Sandifur, Jr.
    -------------------------------------------
         C. Paul Sandifur, Jr.
         President and Chief Executive Officer

METWEST MORTGAGE SERVICES, INC.


By:      /s/ Bruce J. Blohowiak
    -------------------------------------------
         Bruce J. Blohowiak
         Executive Vice President

NATIONSBANC MORTGAGE CAPITAL CORPORATION


By:      /s/ John T. McCarthy
    -------------------------------------------
         John T. McCarthy
         Senior Vice President